Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement (“Agreement”), dated as of April 27, 2016, is by and between Schnitzer Steel Industries, Inc., an Oregon corporation (the “Company”) and _______________ (the “Indemnitee”).

WHEREAS, Indemnitee is a director or an officer of the Company;

[WHERAS, Indemnitee is a party to an Indemnification Agreement between Indemnitee and the Company dated _____________ (the “Existing Agreement”);

WHEREAS, this Agreement is intended to replace and supersede the Existing Agreement;]1

WHEREAS, both the Company and Indemnitee recognize the increased risk of litigation and other claims being asserted against directors and officers of public companies;

WHEREAS, the board of directors of the Company (the “Board”) has determined that enhancing the ability of the Company to retain and attract as directors and officers the most capable persons is in the best interests of the Company and that the Company therefore should seek to assure such persons that indemnification and insurance coverage is available;

WHEREAS, it is now and always has been the express policy of the Company to indemnify its directors and officers so as to provide them with the maximum possible protection permitted by law;

WHEREAS, the 2006 Restated Articles of Incorporation of the Company and the Company’s Restated Bylaws (collectively, the “Constituent Documents”) require indemnification of the directors and officers of the Company to the fullest extent permitted by law;

WHEREAS, the Oregon Business Corporation Act expressly provides that the indemnification provisions set forth in such Act are not exclusive, and thereby contemplates that contracts may be entered into between the Company and members of the Board or officers with respect to indemnification of directors and officers; and

WHEREAS, in recognition of the need to provide Indemnitee with substantial protection against personal liability, in order to have Indemnitee serve or continue to serve as a director or officer of the Company and to enhance Indemnitee’s ability to serve the Company in an effective manner, and in order to provide such protection pursuant to express contract rights (intended to be enforceable irrespective of, among other things, any amendment to the Constituent Documents, any change in the composition of the Board or any change in control or business combination transaction relating to the Company), the Company wishes to provide in this Agreement for the indemnification of, and the advancement of Expenses (as defined in Section 1(e) below) to, Indemnitee as set forth in this Agreement and for the continued coverage of Indemnitee under the Company’s directors’ and officers’ liability insurance policies.

1 To be included in agreements with directors and officers who already are party to an existing indemnification agreement with the Company.

NOW, THEREFORE, in consideration of the foregoing and the Indemnitee’s agreement to provide or continue to provide services to the Company, the parties agree as follows:

1.Definitions. For purposes of this Agreement, the following terms shall have the following meanings:

(a)“Beneficial Owner” has the meaning given to the term “beneficial owner” in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

(b)“Change in Control” means the occurrence after the date of this Agreement of any of the following events:

(i)any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing 20% or more of the Company’s then outstanding Voting Securities unless the change in relative Beneficial Ownership of the Company’s securities by any Person results solely from a reduction in the aggregate number of outstanding shares of securities entitled to vote generally in the election of directors;

(ii)the consummation of a reorganization, merger or consolidation, unless immediately following such reorganization, merger or consolidation, all of the Beneficial Owners of the Voting Securities of the Company immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding Voting Securities of the entity resulting from such transaction;

(iii)during any period of two consecutive years, not including any period prior to the execution of this Agreement, individuals who at the beginning of such period constituted the Board (including for this purpose any new directors whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved) cease for any reason to constitute at least a majority of the Board; or

(iv)the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company’s assets.

(c)“Claim” means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, indictment, hearing, arbitration, mediation, alternative dispute resolution mechanism or other proceeding (including any appeal thereof), or any other inquiry or investigation which Indemnitee in good faith believes might lead to the institution of any such action, suit or proceeding, in each case, whether instituted by, before, or on behalf of the Company, any governmental authority, or any other party or whether civil, criminal, administrative, investigative (formal or informal), or other.

(d)“Disinterested Director” means a director of the Company who is not and was not a party to the Claim in respect of which indemnification is sought by Indemnitee.

(e)“Expenses” means any and all reasonable fees, costs, expenses, disbursements, and obligations, including attorneys’ and experts’ fees, disbursements and retainers, court costs, transcript costs, witness fees, travel expenses, duplicating, printing and binding costs, telephone charges, and all other fees, costs, expenses, disbursements or obligations, paid or incurred in connection with investigating, defending, prosecuting (if otherwise consistent with this Agreement), being a witness in or participating in (including on appeal), or preparing to defend, prosecute (if otherwise consistent with this Agreement), be a witness or participate in, any Claim. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Claim, including the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent, and (ii) for purposes of Section 5 only, Expenses incurred by Indemnitee in connection with the interpretation, enforcement or defense of Indemnitee’s rights under this Agreement, by litigation or otherwise. Expenses, however, shall not include amounts paid in settlement by Indemnitee or the amount of judgments or fines against Indemnitee. The parties agree that for the purposes of any advancement of Expenses for which Indemnitee has made written demand to the Company in accordance with this Agreement, all Expenses included in such demand that are certified by affidavit of Indemnitee’s counsel as being reasonable shall be presumed conclusively to be reasonable.

(f)“Expense Advance” means any payment of Expenses advanced to Indemnitee by the Company pursuant to Section 4 or Section 5 hereof.

(g)“Indemnifiable Event” means any event or occurrence or alleged event or occurrence, whether occurring before, on or after the date of this Agreement, related to the fact that Indemnitee is or was a director, officer, employee, fiduciary or agent of the Company or any subsidiary of the Company, or is or was serving at the request of the Company as a director, officer, employee, partner, member, manager, fiduciary, trustee or agent of any other corporation, limited liability company, partnership, joint venture, employee benefit plan, trust or other entity or enterprise (collectively with the Company, “Enterprise”) or by reason of an action or inaction or alleged action or inaction by Indemnitee in any such capacity (whether or not serving in such capacity at the time any Loss is incurred for which indemnification can be provided under this Agreement or for which indemnification, reimbursement, or advancement of Expenses can be provided under this Agreement).

(h)“Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and neither presently performs, nor in the past five years has performed, services for either: (i) the Company or Indemnitee (other than in connection with matters concerning Indemnitee under this Agreement or of other indemnitees under similar agreements) or (ii) any other party to the Claim giving rise to a claim for indemnification hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.

(i)“Losses” means any and all Expenses, damages, losses, liabilities, judgments, fines, penalties (whether civil, criminal or other), ERISA excise taxes, amounts paid or payable in settlement, including any interest, assessments, any federal, state, local or foreign taxes imposed as a result of the actual or deemed receipt of any payments under this Agreement and all other charges paid or payable in connection with investigating, defending, prosecuting (if otherwise consistent with this Agreement), being a witness in or participating in (including on appeal), or preparing to defend, prosecute (if otherwise consistent with this Agreement), be a witness or participate in, any Claim.

(j)“Person” means any individual, corporation, firm, partnership, joint venture, limited liability company, estate, trust, business association, organization, governmental entity or other entity and includes the meaning set forth in Sections 13(d) and 14(d) of the Exchange Act.

(k)“Standard of Conduct Determination” shall have the meaning ascribed to it in Section 9(b) below.

(l)“Voting Securities” means any securities of the Company that vote generally in the election of directors.

2.Services to the Company. Indemnitee agrees to serve and/or continue to serve as a director or officer of the Company for so long as Indemnitee is duly elected or appointed or until Indemnitee tenders his or her resignation or is no longer serving in such capacity. This Agreement shall not be deemed an employment agreement between the Company (or any of its subsidiaries or Enterprise) and Indemnitee. Indemnitee specifically acknowledges that his or her service to the Company or any of its subsidiaries or Enterprise is at will and the Indemnitee may be discharged at any time for any reason, with or without cause, except as may be otherwise provided in any written employment agreement between Indemnitee and the Company (or any of its subsidiaries or Enterprise), other applicable formal severance policies or agreement duly adopted or entered into by the Company or, with respect to service as a director or officer of the Company, by the Company’s Constituent Documents or Oregon law.

3.Indemnification. Subject to Section 9 and Section 10 of this Agreement, the Company shall indemnify Indemnitee, to the fullest extent permitted by the laws of the State of Oregon in effect on the date hereof, or as such laws may from time to time hereafter be amended to increase the scope of such permitted indemnification, against any and all Losses if Indemnitee was or is or becomes a party to or participant in, or is threatened to be made a party to or participant in, any Claim by reason of or arising in part out of an Indemnifiable Event, including Claims brought by or in the right of the Company, Claims brought by third parties, and Claims in which the Indemnitee is solely a witness.

4.Advancement of Expenses. Indemnitee shall have the right to advancement by the Company, prior to the final disposition of any Claim by final adjudication to which there are no further rights of appeal, of any and all Expenses actually and reasonably paid or incurred by Indemnitee in connection with any Claim arising out of an Indemnifiable Event. Indemnitee’s right to such advancement is subject to the Company’s receipt of a written undertaking (which shall be accepted without reference to Indemnitee’s ability to repay the Expense Advances), in substantially the form attached hereto as Exhibit A, from the Indemnitee affirming Indemnitee’s good faith belief that Indemnitee has met any applicable standard of conduct under Oregon law and agreeing to repay such advancement if it is ultimately decided by a court of competent jurisdiction that Indemnitee is not entitled to be indemnified. Without limiting the generality or effect of the foregoing, within five business days after any request by Indemnitee, the Company shall, in accordance with such request, (x) pay such Expenses on behalf of Indemnitee, (y) advance to Indemnitee funds in an amount sufficient to pay such Expenses, or (z) reimburse Indemnitee for such Expenses. In connection with any request for Expense Advances, Indemnitee shall not be required to provide any documentation or information to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnitee’s obligation to reimburse the Company for Expense Advances shall be unsecured and no interest shall be charged thereon.

5.Indemnification for Expenses in Enforcing Rights. To the fullest extent allowable under applicable law, the Company shall also indemnify against, and, if requested by Indemnitee, shall advance to Indemnitee subject to and in accordance with Section 4, any Expenses actually and reasonably paid or incurred by Indemnitee in connection with any action or proceeding by Indemnitee for (a) indemnification or reimbursement or advance payment of Expenses by the Company under any provision of this Agreement, or under any other agreement or provision of the Constituent Documents now or hereafter in effect relating to Claims relating to Indemnifiable Events, and/or (b) recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification or insurance recovery, as the case may be. Indemnitee shall be required to reimburse the Company in the event that a final judicial determination is made that such action brought by Indemnitee was frivolous or not made in good faith.

6.Indemnification for an Indemnitee who is Wholly or Partly Successful. Notwithstanding any other provision of this Agreement, to the extent that Indemnitee has been successful on the merits or otherwise in defense of any Claim relating in whole or in part to an Indemnifiable Event or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Expenses incurred in connection therewith. If Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for a portion of any Losses in respect of a Claim related to an Indemnifiable Event but not for the total amount thereof, the Company shall nevertheless indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

7.Notification and Defense of Claims.

(a)Notification of Claims. Indemnitee shall notify the Company in writing as soon as reasonably practicable after receiving written notice or otherwise obtaining knowledge of any Claim which could relate to an Indemnifiable Event or for which Indemnitee could seek Expense Advances, including a brief description (based upon information then available to Indemnitee) of the nature of, and the facts underlying, such Claim. The failure by Indemnitee to timely notify the Company hereunder shall not relieve the Company from any liability hereunder unless (and then only to the extent) such failure materially prejudices the Company.

(b)Defense of Claims. The Company shall be entitled to participate in the defense of any Claim relating to an Indemnifiable Event at its own expense and, except as otherwise provided below, to the extent the Company so wishes, it may assume the defense thereof with counsel reasonably satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense of any such Claim, the Company shall not be liable to Indemnitee under this Agreement or otherwise for any Expenses subsequently directly incurred by Indemnitee in connection with Indemnitee’s defense of such Claim other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ its own legal counsel in such Claim, but all Expenses related to such counsel incurred after notice from the Company of its assumption of the defense shall be at Indemnitee’s own expense; provided, however, that if (i) Indemnitee’s employment of its own legal counsel has been authorized by the Company, (ii) Indemnitee has reasonably determined that there may be a conflict of interest between Indemnitee and the Company in the defense of such Claim, (iii) after a Change in Control, Indemnitee’s employment of its own counsel has been approved by the Independent Counsel or (iv) the Company shall not in fact have employed counsel to assume the defense of such Claim, then Indemnitee shall be entitled to retain its own separate counsel (but not more than one law firm plus, if applicable, local counsel in respect of any such Claim) and all Expenses related to such separate counsel shall be borne by the Company. The Company shall not be entitled to assume the defense of any Claim brought by or on behalf of the Company or as to which Indemnitee shall have made the conclusion provided for in (ii) above.

(c)Defense with Multiple Indemnitees. If two or more persons who may be entitled to indemnification from the Company, including the Indemnitee, are parties to any Claim, the Company may require Indemnitee to use the same legal counsel as the other parties. Indemnitee shall have the right to use separate legal counsel in the Claim, but the Company shall not be liable to Indemnitee under this Agreement, including Section 4 above, for the Expenses of such separate legal counsel incurred after notice from the Company of the requirement to use the same legal counsel as the other parties, unless the Indemnitee has reasonably determined that there may be a conflict of interest in the defense of such Claim between Indemnitee and any of the other parties required by the Company to be represented by the same legal counsel.

8.Procedure upon Application for Indemnification. In order to obtain indemnification pursuant to this Agreement, Indemnitee shall submit to the Company a written request therefor, including in such request such documentation and information as is reasonably available to Indemnitee and is reasonably necessary to determine whether and to what extent Indemnitee is entitled to indemnification following the final disposition of the Claim, provided that documentation and information need not be so provided to the extent that the provision thereof would undermine or otherwise jeopardize attorney-client privilege. Indemnification shall be made insofar as the Company determines Indemnitee is entitled to indemnification in accordance with Section 9 below.

9.Determination of Right to Indemnification.

(a)Mandatory Indemnification; Indemnification as a Witness.

(i)To the extent that Indemnitee shall have been wholly successful on the merits or otherwise in defense of any Claim relating to an Indemnifiable Event or any portion thereof or in defense of any issue or matter therein, including dismissal without prejudice, Indemnitee shall be indemnified against all Losses relating to such Claim in accordance with Section 3 to the fullest extent allowable by law, and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(ii)To the extent that Indemnitee’s involvement in a Claim relating to an Indemnifiable Event is to prepare to serve and serve as a witness, and not as a party, the Indemnitee shall be indemnified against all Losses incurred in connection therewith to the fullest extent allowable by law and no Standard of Conduct Determination (as defined in Section 9(b)) shall be required.

(b)Standard of Conduct. To the extent that the provisions of Section 9(a) are inapplicable to a Claim related to an Indemnifiable Event that shall have been finally disposed of, any determination of whether Indemnitee has satisfied any applicable standard of conduct under Oregon law that is a legally required condition to indemnification of Indemnitee hereunder against Losses relating to such Claim and any determination that Expense Advances must be repaid to the Company (a “Standard of Conduct Determination”) shall be made as follows:

(i)if no Change in Control has occurred, (A) by the Board by a majority vote of a quorum consisting of the Disinterested Directors, (B) if a quorum cannot be obtained under clause (i)(A) above, by a majority vote of a committee consisting solely of two or more

Disinterested Directors designated by a majority vote of the Board (with directors who are parties to the Claim permitted to participate in the designation of such committee), or (C) by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee; and

(ii)if a Change in Control shall have occurred, (A) if the Indemnitee so requests in writing, by the Board by a majority vote of a quorum consisting of the Disinterested Directors or (B) otherwise, by Independent Counsel in a written opinion addressed to the Board, a copy of which shall be delivered to Indemnitee.

The Company shall indemnify and hold harmless Indemnitee against and, if requested by Indemnitee, shall reimburse Indemnitee for, or advance to Indemnitee, within five business days of such request, any and all Expenses incurred by Indemnitee in cooperating with the person or persons making such Standard of Conduct Determination.

(c)Making the Standard of Conduct Determination. The Company shall use its reasonable best efforts to cause any Standard of Conduct Determination required under Section 9(b) to be made as promptly as practicable. If the person or persons designated to make the Standard of Conduct Determination under Section 9(b) shall not have made a determination within 60 days after the later of (A) receipt by the Company of a written request from Indemnitee for indemnification pursuant to Section 8 (the date of such receipt being the “Notification Date”) and (B) the selection of an Independent Counsel, if such determination is to be made by Independent Counsel, then Indemnitee shall be deemed to have satisfied the applicable standard of conduct; provided that such 60-day period may be extended for a reasonable time, not to exceed an additional 30 days, if the person or persons making such determination in good faith requires such additional time to obtain or evaluate information relating thereto. Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement of Indemnitee to indemnification under this Agreement shall be required to be made prior to the final disposition of any Claim.

(d)Payment of Indemnification. If, in regard to any Losses:

(i)Indemnitee shall be entitled to indemnification pursuant to Section 9(a);

(ii)no Standard Conduct Determination is legally required as a condition to indemnification of Indemnitee hereunder; or

(iii)Indemnitee has been determined or deemed pursuant to Section 9(b) or Section 9(c) to have satisfied the Standard of Conduct Determination, then the Company shall pay to Indemnitee, within five days after the later of (A) the Notification Date or (B) the earliest date on which the applicable criterion specified in clause (i), (ii) or (iii) is satisfied, an amount equal to such Losses.

(e)Selection of Independent Counsel for Standard of Conduct Determination. If a Standard of Conduct Determination is to be made by Independent Counsel pursuant to Section 9(b), the Independent Counsel shall be selected by the Board of Directors, and the Company shall give written notice to Indemnitee advising Indemnitee of the identity of the Independent Counsel so selected. Indemnitee may, within five days after receiving written notice of selection from the Company, deliver to the Company a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not satisfy the criteria set forth in the definition of "Independent Counsel" in Section 1(h), and the objection shall set forth with particularity the factual basis of such assertion. Absent a proper and timely objection, the person or firm so selected shall act as Independent Counsel. If such written objection is properly and timely made and substantiated, (i) the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit; and (ii) the Company may, at its option, select an alternative Independent Counsel and give written notice to the Indemnitee advising the Indemnitee of the identity of the alternative Independent Counsel so selected, in which case the provisions of the two immediately preceding sentences, the introductory clause of this sentence and numbered clause (i) of this sentence shall apply to such subsequent selection and notice. If applicable, the provisions of clause (ii) of the immediately preceding sentence shall apply to successive alternative selections. If no Independent Counsel that is permitted under the foregoing provisions of this Section 9(e) to make the Standard of Conduct Determination shall have been selected within 20 days after the Company gives its initial notice pursuant to the first sentence of this Section 9(e), either the Company or Indemnitee may petition a court of competent jurisdiction to resolve any objection which shall have been made by the Indemnitee to the Company’s selection of Independent Counsel and/or to appoint as Independent Counsel a person to be selected by the court or such other person as the court shall designate, and the person or firm with respect to whom all objections are so resolved or the person or firm so appointed will act as Independent Counsel. In all events, the Company shall pay all of the reasonable fees and expenses of the Independent Counsel incurred in connection with the Independent Counsel’s determination pursuant to Section 9(b).

(f)Presumptions and Defenses.

(i)Indemnitee’s Entitlement to Indemnification. In making any Standard of Conduct Determination, the person or persons making such determination shall presume that Indemnitee has satisfied the applicable standard of conduct and is entitled to indemnification, and the Company shall have the burden of proof to overcome that presumption and establish that Indemnitee is not so entitled. Any Standard of Conduct Determination that is adverse to Indemnitee may be challenged by the Indemnitee in the Multnomah County Circuit Court of the State of Oregon or other court of competent jurisdiction having jurisdiction over Multnomah County, Oregon. No determination by the Company (including by its directors or any Independent Counsel) that Indemnitee has not satisfied any applicable standard of conduct may be used as a defense to any legal proceedings brought by Indemnitee to secure indemnification or reimbursement or advance payment of Expenses by the Company hereunder or create a presumption that Indemnitee has not met any applicable standard of conduct or have any particular belief.

(ii)Reliance as a Safe Harbor. For purposes of this Agreement, and without creating any presumption as to a lack of good faith if the following circumstances do not exist, Indemnitee shall be deemed to have acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company if Indemnitee’s actions or omissions to act are taken in good faith reliance upon the records of the Company or other Enterprise, including financial statements, or upon information, opinions, reports or statements furnished to Indemnitee by the officers or employees of the Company or other Enterprise in the course of their duties, or by committees of the Board or by any other Person (including legal counsel, accountants, appraisers, financial advisors or other experts or advisors) as to matters Indemnitee reasonably believes are within such other Person’s professional or expert competence and who has been selected with reasonable care by or on behalf of the Company or other Enterprise. In addition, the knowledge and/or actions, or failures to act, of any director, officer, trustee, partner, manager, member, fiduciary, agent or employee of the Company or other Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnity hereunder.

(iii)No Other Presumptions. For purposes of this Agreement, the termination of any Claim by judgment, order, settlement (whether with or without court approval) or conviction, or upon a plea of nolo contendere or its equivalent, will not create a presumption that Indemnitee did not meet any applicable standard of conduct or have any particular belief, or that indemnification hereunder is otherwise not permitted.

(iv)Defense to Indemnification and Burden of Proof. It shall be a defense to any action brought by Indemnitee against the Company to enforce this Agreement (other than an action brought to enforce a claim for Losses incurred in defending against a Claim related to an Indemnifiable Event in advance of its final disposition) that it is not permissible under applicable law for the Company to indemnify Indemnitee for the amount claimed. In connection with any such action or any related Standard of Conduct Determination, the burden of proving such a defense or that the Indemnitee did not satisfy the applicable standard of conduct shall be on the Company.

10.Exclusions from Indemnification. Notwithstanding anything in this Agreement to the contrary, the Company shall not be obligated to:

(a)indemnify or advance funds to Indemnitee for Expenses or Losses with respect to proceedings initiated by Indemnitee, including any proceedings against the Company or its directors, officers, employees or other indemnitees and not by way of defense, except:

(i)proceedings referenced in Section 5 above (unless a court of competent jurisdiction determines that each of the material assertions made by Indemnitee in such proceeding was not made in good faith or was frivolous); or

(ii)where the Company has joined in or the Board has consented to the initiation of such proceedings.

(b)indemnify Indemnitee if a final decision by a court of competent jurisdiction determines that such indemnification is prohibited by applicable law.

(c)indemnify Indemnitee for the disgorgement of profits arising from the purchase or sale by Indemnitee of securities of the Company in violation of Section 16(b) of the Exchange Act, or any similar successor statute.

(d)indemnify Indemnitee for Indemnitee’s reimbursement to the Company of any bonus or other incentive-based or equity-based compensation previously received by Indemnitee or payment of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Exchange Act (including any such reimbursements under Section 304 of the Sarbanes-Oxley Act of 2002 in connection with an accounting restatement of the Company or the payment to the Company of profits arising from the purchase or sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).
(e)indemnify Indemnitee for Indemnitee’s reimbursement to the Company of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including any such policy adopted to comply with stock exchange requirements implementing Section 10D of the Exchange Act.

11.Settlement of Claims. The Company shall not be liable to Indemnitee under this Agreement for any amounts paid in settlement of any threatened or pending Claim related to an Indemnifiable Event effected without the Company’s prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that if a Change in Control has occurred, the Company shall be liable for indemnification of the Indemnitee for amounts paid in settlement if an Independent Counsel has approved the settlement. The Company shall not settle any Claim related to an Indemnifiable Event in any manner that would impose any Losses or limitations on the Indemnitee without the Indemnitee’s prior written consent, which may be given or withheld in Indemnitee’s sole discretion.

12.Contribution by the Company. To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever (including due to an election by Indemnitee), the Company, in lieu of indemnifying Indemnitee, will contribute to the amount of Expenses and Losses actually and reasonably incurred or paid by Indemnitee in connection with any Claim in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (a) the relative benefits received by the Company and all directors, officers, employees, trustees, partners, members, managers, agents or fiduciaries of the Company or other Enterprise, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, from the transaction from which such Claim arose, and/or (b) the relative fault of the Company and all directors, officers, employees, trustees, partners, members, managers, agents or fiduciaries of the Company or other Enterprise, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, in connection with the events that resulted in such Expenses and Losses. The relative fault of the Company and all directors, officers, employees, trustees, partners, members, managers, agents or fiduciaries of the Company or other Enterprise, other than Indemnitee, who are jointly liable with Indemnitee (or would be if joined in such Claim), on the one hand, and Indemnitee, on the other hand, will be determined by reference to, among other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which their liability is primary or secondary, and the degree to which their conduct was active or passive. To the fullest extent permitted by law, the Company will fully indemnify and hold Indemnitee harmless from any claims of contribution which may be brought by other directors, officers, employees, trustees, partners, members, managers, agents or fiduciaries of the Company or other Enterprise who may be jointly liable with Indemnitee for any Loss or Expense arising from a Claim.

13.Duration. All agreements and obligations of the Company contained herein shall continue during the period that Indemnitee is a director or officer of the Company (or is serving at the request of the Company as a director, officer, employee, partner, member, manager, fiduciary, trustee or agent of another Enterprise) and shall continue thereafter (a) so long as Indemnitee may be subject to any possible Claim relating to an Indemnifiable Event (including any rights of appeal thereto) and (b) throughout the pendency of any proceeding (including any rights of appeal thereto) commenced by Indemnitee to enforce or interpret his or her rights under this Agreement, even if, in either case, he or she may have ceased to serve in such capacity at the time of any such Claim or proceeding.

14.Non-Exclusivity. The rights of Indemnitee hereunder will be in addition to any other rights Indemnitee may have under the Constituent Documents, the Oregon Business Corporation Act, any other contract or otherwise (collectively, “Other Indemnity Provisions”); provided, however, that (a) to the extent that Indemnitee otherwise would have any greater right to indemnification under any Other Indemnity Provision, Indemnitee will be deemed to have such greater right hereunder and (b) to the extent that any change is made to any Other Indemnity Provision which permits any greater right to indemnification than that provided under this Agreement as of the date hereof, Indemnitee will be deemed to have such greater right hereunder. [Notwithstanding the foregoing sentence, this Agreement replaces and supersedes the Existing Agreement.]2 No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any Indemnifiable Event occurring prior to such amendment, alteration or repeal.

15.Liability Insurance. For the duration of Indemnitee’s service as a director or officer of the Company, and for the later of (a) a period of six (6) years thereafter and (b) so long as Indemnitee shall be subject to any pending Claim relating to an Indemnifiable Event, the Company shall use commercially reasonable efforts (taking into account the scope and amount of coverage available relative to the cost thereof) to continue to maintain in effect policies of directors’ and officers’ liability insurance from established and reputable insurers and providing coverage that is at least substantially comparable in scope and amount to that provided by the Company’s current policies of directors’ and officers’ liability insurance. In all policies of directors’ and officers’ liability insurance maintained by the Company, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are provided to the most favorably insured of the Company’s directors, if Indemnitee is a director, or of the Company’s officers, if Indemnitee is an officer (and not a director), by such policy. The Company shall promptly notify the Indemnitee of any lapse, amendment or failure to renew said policy or policies or any provision thereof relating to the extent or nature of coverage provided thereunder. Upon request, the Company will provide to Indemnitee copies of all directors’ and officers’ liability insurance applications, binders, policies, declarations, endorsements and other related materials.

16.No Duplication of Payments. The Company shall not be liable under this Agreement to make any payment to Indemnitee in respect of any Losses to the extent Indemnitee has otherwise received payment under any insurance policy, the Constituent Documents, Other Indemnity Provisions or otherwise of the amounts otherwise indemnifiable by the Company hereunder.

17.Subrogation. In the event of payment to Indemnitee under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee. Upon reasonable request, Indemnitee shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

18.Amendments. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any of the provisions of this Agreement shall be binding unless in the form of a writing signed by the party against whom enforcement of the waiver is sought, and no such waiver shall operate as a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver. Except as specifically provided herein, no failure to exercise or any delay in exercising any right or remedy hereunder shall constitute a waiver thereof.

2 To be included in agreements with directors and officers who already are party to an existing indemnification agreement with the Company.

19.Binding Effect. No party may assign either this Agreement or any of its rights, interests or obligations hereunder without the prior written approval of the other party and any such assignment by a party without prior written approval of the other parties will be deemed void ab initio and not binding on such other parties. This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business and/or assets of the Company), permitted assigns, spouses, heirs, executors and personal and legal representatives. The Company shall require and cause any successor (whether direct or indirect by purchase, merger, consolidation or otherwise) to all, substantially all or a substantial part of the business and/or assets of the Company, by written agreement in form and substances satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

20.Severability. The provisions of this Agreement shall be severable in the event that any of the provisions hereof (including any portion thereof) are held by a court of competent jurisdiction to be invalid, illegal, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

21.Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered by hand, against receipt, or mailed, by postage prepaid, certified or registered mail, or sent by overnight mail or delivery service:

(a)if to Indemnitee, to the address set forth on the signature page hereto.

(b)if to the Company, to:
Schnitzer Steel Industries, Inc.
299 SW Clay Street, Suite 350
Portland, OR 97201
Attention: General Counsel
Notice of change of address shall be effective only when given in accordance with this Section. All notices complying with this Section shall be deemed to have been received on the date of hand delivery or on the third business day after mailing or upon delivery in the case of overnight mail or delivery service.

22.Governing Law and Forum. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Oregon applicable to contracts made and to be performed in such state without giving effect to its principles of conflicts of laws. Any proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement may be brought in any state or federal court sitting in the State of Oregon having jurisdiction over the parties and the matter, and each party consents to the non-exclusive jurisdiction and venue of such court (and of the appropriate appellate courts therefrom) in any such proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding in any such court or that any such proceeding brought in any such court has been brought in an inconvenient forum. Process in any such action, suit or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court.

23.Headings; Construction. The headings of the sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction or interpretation thereof. Unless the context requires otherwise, (a) any reference to any law shall include all statutory and regulatory rules, regulations, orders and provisions promulgated thereunder or consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified, extended, restated, replaced or supplemented from time to time, (b) the words “include,” “includes,” and “including” will be deemed to be followed by “without limitation,” (c) pronouns in masculine, feminine, and neuter genders will be construed to include any other gender, and words in the singular form will be construed to include the plural and vice versa, (d) the words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited, and (e) references to “Sections” are references to Sections of this Agreement unless expressly provided otherwise. References to “serving at the request of the Company” shall include any service as a director, officer, employee or agent of the Company which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner reasonably believed to be in the best interest of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement. The meaning of the phrase “to the fullest extent permitted by law” or words of similar import with respect to indemnification shall include (x) to the fullest extent permitted by the provision of the Oregon Business Corporation Act that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of such Act, and (y) to the fullest extent authorized or permitted by any amendments to or replacements of such Act adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

24.Counterparts. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original, but all of which together shall constitute one and the same Agreement. Delivery of an executed counterpart of a signature page of this Agreement by facsimile, portable document format (.pdf) or other electronic transmission shall be effective as delivery of a manually executed counterpart.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

SCHNITZER STEEL INDUSTRIES, INC.
By: _____________________ Name: Title:

INDEMNITEE
_____________________ Name: Address:______________ _____________________ _____________________

EXHIBIT A
[FORM OF] UNDERTAKING TO REPAY ADVANCEMENT OF EXPENSES
[DATE]
Schnitzer Steel Industries, Inc.
299 SW Clay Street, Suite 350
Portland, OR 97201
Attention: General Counsel

Re: Undertaking to Repay Advancement of Expenses
Dear Sir/Madam:
This undertaking is being provided pursuant to that certain Indemnification Agreement, dated [DATE], by and between Schnitzer Steel Industries, Inc., an Oregon corporation (the “Company”), and the undersigned as Indemnitee (the “Indemnification Agreement” ). Terms used herein and not otherwise defined shall have the meanings ascribed to them in the Indemnification Agreement. Pursuant to the Indemnification Agreement, among other things, I am entitled to the advancement of Expenses paid or incurred in connection with Claims relating to Indemnifiable Events.
I have become subject to [DESCRIPTION OF PROCEEDING] (the “Proceeding”) based on [my status as [an officer/a director] of the Company]/[alleged actions or failures to act in my capacity as [an officer/a director] of the Company]. [This undertaking also constitutes notice to the Company of the Proceeding pursuant to Section [7(a)] of the Indemnification Agreement.] [Notice of this Proceeding was previously delivered to the Company in accordance with Section [7(a)] of the Indemnification Agreement] on [DATE] . [The following is a brief description of the current status of the Proceeding]:
[DESCRIPTION OF PROCEEDING]
Pursuant to Section [4] of the Indemnification Agreement, the Company can (a) pay such Expenses on my behalf, (b) advance funds in an amount sufficient to pay such Expenses, or (c) reimburse me for such Expenses. Pursuant to Section [4] of the Indemnification Agreement, I hereby request an Expense Advance in connection with the Proceeding. The Expenses for which advances are requested are as follows:
[DESCRIPTION OF EXPENSES]

In connection with the request for Expense Advances [set out above/delivered to the Company separately on [DATE]], I hereby undertake to repay any amounts paid, advanced or reimbursed by the Company for such Expense Advances to the extent that it is ultimately decided by a court of competent jurisdiction that I am not entitled to be indemnified.
In connection with the foregoing request for Expenses Advances and undertaking, I hereby affirm my good faith belief that I have met any applicable standard of conduct under Oregon law.
This undertaking shall be governed by and construed in accordance with the laws of the State of Oregon, without regard to the principles of conflicts of laws thereof.

[SIGNATURE PAGE FOLLOWS]

Very truly yours,
________________ Name: [Title:]